UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2012

FLATBUSH FEDERAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-50377	11-3700733
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2146 Nostrand Avenue, Brooklyn, New York	11210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (718) 859-6800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material DefinitiveAgreement

Effective April 12, 2012, Flatbush Federal Savings and Loan Association (the “Bank”), the wholly owned subsidiary of Flatbush Federal Bancorp, Inc. (the “Company”), entered into an agreement with the Comptroller of the Currency (the “OCC”).  The Agreement provides, among other things, that within specified time frames:

•
the Bank must conduct a review and assess the qualifications of its senior executive officers and board members, and shall give notice to the OCC prior to appointing any new senior executive officer or director;

•	the Bank must submit for review and non-objection by the OCC a three-year written capital plan;

•	the Bank must submit for review and non-objection by the OCC a three-year business plan, including a projection of major balance sheet and income statement items;

•	the Bank must establish credit risk management practices that ensure effective credit administration, portfolio management and monitoring, and risk mitigation;

•	the Bank must review the adequacy of its allowance for loan and lease losses and establish a program for the maintenance of an adequate allowance;

•	the Bank may not invest in corporate securities without first developing and implementing OCC-approved policies and procedures to monitor and control such activity;

•	the Bank must adopt, implement and comply with a written consumer compliance program; and

•
the Bank will not be permitted to enter into, renew, extend or revise any contractual arrangement relating to compensation or benefits for any senior executive officers or directors, unless it provides prior written notice of the proposed transaction to the OCC.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement between the Bank and the OCC, which is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 1.01.

Item 9.01                      Financial Statement and Exhibits

(a)	Financial statements of business acquired. None

(b)	Pro forma financial information. None

(c)	Shell company transactions. None.

(d)	Exhibits

10.1 Agreement by and between Flatbush Federal Savings and Loan Association and the Comptroller of the Currency, dated April 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLATBUSH FEDERAL BANCORP, INC.
DATE: April 18, 2012	By:	/s/ Jesus R. Adia
Jesus R. Adia
President and Chief Executive Officer